As filed with the Securities and Exchange Commission on July 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Loxo Oncology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	46-2996673
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Loxo Oncology, Inc.

One Landmark Square Suite 1122

Stamford, CT 06901

(203) 653-3880

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joshua H. Bilenker, M.D.

President and Chief Executive Officer

Loxo Oncology, Inc.

One Landmark Square Suite 1122

Stamford, CT 06901

(203) 653-3880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq. Robert A. Freedman, Esq. Matthew S. Rossiter, Esq. Fenwick & West LLP 555 California Street San Francisco, California 94104 (415) 875-2300	Bruce Dallas, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-197123

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value	1,008,461	$13.00	$13,109,993	$1,689

(1)   Represents only the additional number of shares being registered and includes 131,538 additional shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-197123) (“Prior Registration Statement”).

(2)   The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $70,592,298 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on July 31, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,109,993 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Loxo Oncology, Inc. (“Registrant”) is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-197123), which the Registrant originally filed on June 30, 2014 (“Prior Registration Statement”), and which the Commission declared effective on July 31, 2014.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,008,461 shares, all of which will be sold by the Registrant and 131,538 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 31stday of July, 2014.

LOXO ONCOLOGY, INC.

By:	/s/ Joshua H. Bilenker, M.D.
Joshua H. Bilenker, M.D.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Joshua H. Bilenker, M.D.	President, Chief Executive Officer and Director
	Joshua H. Bilenker, M.D.	(Principal Executive Officer)	July 31, 2014

	/s/ Dov A. Goldstein, M.D.	Chief Financial Officer and Director
	Dov A. Goldstein, M.D.	(Principal Financial Officer and Principal Accounting Officer)	July 31, 2014

	*	Director	July 31, 2014
James Barrett, Ph.D.

	*	Director	July 31, 2014
David Bonita, M.D.

	*	Director	July 31, 2014
Steven A. Elms

	*	Director	July 31, 2014
Keith T. Flaherty, M.D.

	*	Director	July 31, 2014
Avi Z. Naider

*By	/s/ Dov A. Goldstein, M.D.		July 31, 2014
Dov A. Goldstein

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-197123)).

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